UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2024
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ARTIVION, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia	30144
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 419-3355
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AORT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 15, 2024, the Board of Directors (the “Board”) of Artivion, Inc. (the “Company”) approved amending and restating the Company’s amended and restated bylaws (the “Amended & Restated Bylaws”), effective immediately upon approval by the Board. Among other things, the amendments update, narrow, and remove certain procedures and disclosure requirements relating to advance notice requirements applicable to stockholder-submitted nominations and other business proposals (the “Advance Notice Bylaw”) and make other updates in line with the Delaware General Corporation Law (“DGCL”).

These amendments include, among other things, (i) clarifying that the requirement that a stockholder’s notice required by the Advance Notice Bylaw must disclose the name and address of any entity or person known to be supporting a stockholder nomination is limited to financial support of such nomination; (ii) removing the requirement that a stockholder’s notice required by the Advance Notice Bylaw disclose any performance-related fees based on any increase or decrease in the value of the shares or derivative instruments of the Company to which a stockholder or Stockholder Associated Person (as defined in the Amended & Restated Bylaws) is entitled; (iii) removing the requirement that a stockholder’s notice required by the Advance Notice Bylaw disclose any direct or indirect interest in any contract with the Company’s affiliates or principal competitors or in any litigation or regulatory proceeding involving any affiliate of the Company; (iv) removing a word limit requirement for the text of any business proposals included in a stockholder’s notice required by the Advance Notice Bylaw; (v) removing any requirement to disclose information with respect to “others acting in concert” in a stockholder’s notice required by the Advance Notice Bylaw; (vi) removing the requirement that any stockholder-nominee under the Advance Notice Bylaw submit to an interview; (vii) modifying the definition of “Stockholder Associated Person” in the Advance Notice Bylaw to remove persons or entities acting in concert with the stockholder and to include only the beneficial owner on whose behalf the nomination or proposal is made; (viii) providing that the members of a board committee may appoint another member of the Board to the committee in the absence or disqualification of a committee member in accordance with Section 141(c) of the DGCL; (ix) updating requirements regarding Board consent effectiveness in accordance with Section 141(f) of the DGCL; (x) clarifying that indemnification of expenses does not include settlement payments when the actions are by or in the right of the corporation in accordance with Section 145(b) of the DGCL; and (xi) making a number of other ministerial, clarifying, and conforming changes.

The foregoing summary of the amendments to the Company’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended & Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.
Item 9.01(d)    Exhibits
(d)Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Artivion, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Artivion, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2024

ARTIVION, INC.

By:	/s/ Lance A. Berry
Name:	Lance A. Berry
Title:	Chief Financial Officer and Executive Vice President, Finance